Exhibit 21.1

List of Principal Subsidiaries

Name of Subsidiaries	Jurisdiction of Incorporation
TOPTOYO INVESTMENT PTE. LTD.	Singapore
Vietnam Sunergy Cell Company Limited	Vietnam